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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                             13-2740599
                  ------------                          ------------
    (State of incorporation or organization)          (I.R.S. Employer
                                                      Identification No.)

          4 World Financial Center
            New York, New York                            10080
      ----------------------------                      ---------
(Address of principal executive offices)                (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
------------------------------------------------------------------------------
                                (Title of class)


Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
   -------------------                       ------------------------------

Enhanced Return Notes Linked to the
Nasdaq-100 Index(R)due February  , 2003      The Nasdaq National Market


"Nasdaq", "Nasdaq-100" and "Nasdaq-100 Index" are trademarks, trade names, or service marks owned by The Nasdaq Stock Market, Inc.

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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


                  The description of the general terms and provisions of the Enhanced Return Notes Linked to the Nasdaq-100 Index(R) due February , 2003 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated November 1, 2001, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.                Exhibits.
                       --------

             99 (A) Preliminary Prospectus Supplement dated November 1, 2001, and Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

             99 (B)    Form of Note.

             99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

                Other securities issued by Merrill Lynch & Co., Inc. are listed on The Nasdaq National Market.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MERRILL LYNCH & CO., INC.




                                       By:  /s/ Andrea L. Dulberg
                                            -------------------------------
                                                Andrea L. Dulberg
                                                    Secretary

Date: November 27, 2001

                                       3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                        FORM 8-A DATED NOVEMBER 27, 2001


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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)        Preliminary Prospectus Supplement dated
              November 1, 2001, and Prospectus dated
              January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)        Form of Note.

99 (C)        Copy of Indenture between Merrill Lynch & Co.,
              Inc. and JPMorgan Chase Bank, formerly
              Chemical Bank (successor by merger to
              Manufacturers Hanover Trust Company),
              dated as of April 1, 1983, as amended and restated.*


* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.